                                                                    Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use incorporated by reference in this registration statement on Form S-3 of our report dated March 10, 1999, included in Webb Interactive Services, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Denver, Colorado

December 29, 1999